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                                                              Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 COLLEGIS, INC.

               Collegis, Inc. (the "CORPORATION"), a corporation originally organized on May 23, 1996 and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

               I. That the Board of Directors of the Corporation duly adopted, by unanimous written consent, a resolution setting forth the Amended and Restated Certificate of Incorporation as set forth below, declaring its adoption advisable and submitting it to the stockholders entitled to vote in respect thereof for their consideration.

               II. That, in lieu of a meeting, by written consent executed in accordance with Section 228 of the DGCL, the holders of a majority of the outstanding stock entitled to vote thereon have voted in favor of the adoption of the Amended and Restated Certificate of Incorporation as set forth below.

               III. That the Amended and Restated Certificate of Incorporation of the Corporation set forth below has been duly adopted and approved in accordance with Sections 228, 242 and 245 of the DGCL:

               FIRST: The name of the Corporation is Collegis, Inc.

               SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

               THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

               FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 40,000,000 shares of common stock, par value of $.01 per share (the "COMMON STOCK"), and 1,000,000 shares of preferred stock, par value of $.01 per share (the "PREFERRED STOCK").

               The powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

               A. COMMON STOCK

                  1. RELATIVE RIGHTS. The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the Certificate(s) of designation filed to establish the respective classes or series of Preferred Stock. Each share of Common Stock shall have the same relative rights as set and be identical in all respects to all the other shares of Common Stock.

                  2. VOTING RIGHTS. (a) Except as otherwise required by law, each share of Common Stock shall entitle the holder thereof to one vote on each matter


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     properly submitted to a vote of the stockholders of the Corporation. There shall be no right to cumulate votes in the election of directors.

                  (b) The Corporation shall not take any of the following actions, directly or indirectly, without the vote of the holders of at least two-thirds (2/3) of the Common Stock:

                        (i) amend, alter or repeal provisions of the By-Laws of the Corporation that require the vote of the holders of at least two-thirds (2/3) of the Common Stock;

                        (ii) liquidate, in whole or in part, consolidate or merge with or into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, or permit any entity to merge into it or convey, transfer or lease its properties and assets substantially as an entirety to it, unless the Board of Directors of the Corporation specifically approves and authorizes any such liquidation, consolidation, conveyance, merger, transfer or lease, then in such event such liquidation, consolidation, conveyance, merger, transfer or lease shall be approved by the vote of the holders of at least a majority of the Common Stock; or

                        (iii)  amend this article FOURTH, Section A(2)(b) or

     article SIXTH.

                  3. DIVIDEND RIGHTS. Subject to all of the rights of the holders of all classes or series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation or a duly authorized committee thereof.

                  4. LIQUIDATION RIGHTS. In the event of a dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class or series of the Preferred Stock shall be entitled, to share ratably in the remaining net assets of the Corporation.

               B. PREFERRED STOCK

                  1. The Board of Directors of the Corporation is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issuance of such class or series and as may be permitted by the DGCL, including without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon


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     any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of such class or series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

               FIFTH:  The Corporation shall have perpetual existence.

               SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than one nor more than 15 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial term of the Class I directors shall expire at the 2003 annual meeting of the stockholders; the initial term of the Class II directors shall expire at the 2004 annual meeting of the stockholders; and the initial term of the Class III directors shall expire at the 2005 annual meeting of the stockholders. At each succeeding annual meeting of stockholders beginning in 2003, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of directors, shall be filled for the unexpired term by the vote of a majority of the directors then in office, whether or not a quorum, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the full term of the class in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No director may be removed except for cause and then only by an affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon at a duly constituted meeting of stockholders called for such purpose. At least thirty days prior to such meeting of stockholders, written notice shall be sent to the director or directors whose removal shall be considered at such meeting.

               SEVENTH: A. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the DGCL any person who was or is a party to (or witness in) or is threatened to be made a party to (or witness in) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving (or who


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has agreed to serve) at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with respect to another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

                  B. Expenses (including reasonable attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding (i) in the case of any action, suit or proceeding against a director of the Corporation shall or (ii) in the case of any action, suit or proceeding against an officer, employee or agent of the Corporation may, as authorized by the Board of Directors, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH.

                  C. The indemnification and other rights set forth in this Article SEVENTH shall not be exclusive of any provisions with respect thereto in the Amended and Restated By-Laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

                  D. Neither the amendment nor repeal of Section A, B or C of this Article SEVENTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with Section A, B or C of this Article SEVENTH in respect of any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to Section A, B or C of this Article SEVENTH if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

                  EIGHTH: To the fullest extent permitted by the DGCL as the same now exists or may be hereafter amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such individual occurring prior to such amendment or repeal.

                  NINTH: Any action required or permitted to be taken by the stockholders of the Corporation shall be effected only at a duly called annual or special meeting of such stockholders and shall not be effected by a consent in writing by such stockholders in lieu of such meeting.

                  TENTH: In furtherance and not in limitation of the powers conferred by statute, the directors are expressly authorized to adopt, amend and repeal the Amended and Restated By-Laws of the Corporation, subject to any specific limitation on such power contained in any Amended and Restated By-Laws adopted by the stockholders of the Corporation and subject to the provisions in this Amended and Restated Certificate of Incorporation.

                  ELEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation so provide.


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                  TWELFTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                                       [signature page follows]





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     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated
Certificate of Incorporation to be executed by the undersigned duly authorized officer of the Corporation on this ___ day of August, 2002.

                                       COLLEGIS, INC.

                                       By:_________________________________
                                       Name:_______________________________
                                       Title:______________________________